Exhibit 99.1

Contact: Francesca Marraro (media relations)	Christine Rogers (investor relations)
(212) 857-5442	(212) 857-5986
fmarraro@hmsy.com	crogers@hmsy.com

HMS HOLDINGS CORP. ANNOUNCES THIRD QUARTER 2007 RESULTS AND FULL YEAR
GUIDANCE FOR 2007 AND 2008

NEW YORK, November 1, 2007—HMS Holdings Corp. (NASDAQ: HMSY) today announced results for the quarter ended September 30, 2007, reporting revenue of $37.7 million, an increase of $16.6 million or 78.7% from the $21.1 million reported for the same quarter of the prior year. HMSY reported net income of $4.1 million or $0.16 per diluted common share for the quarter ended September 30, 2007, compared to net income of $0.6 million or $0.03 per diluted common share during the same quarter of the prior year.

For the nine months ended September 30, 2007, HMSY reported revenue of $105.0 million, an increase of $50.7 million or 93.3% from the $54.3 million during the same period of the prior year. HMSY reported net income of $10.9 million or $0.42 per diluted common share for the nine months ended September 30, 2007, compared to net income of $3.5 million or $0.15 per diluted common share during the same period of prior year.

The Company also announced that it has raised its 2007 full year guidance for revenues from $140 million to $145 million, and for adjusted EBITDA from $38 million to $40 million. The Company is providing newly announced 2008 full year revenue guidance of $170 million – an increase of 17.2% above 2007 guidance, and adjusted EBITDA of $49 million – an increase of 22.5% over 2007 guidance.

“HMS Holdings Corp. had a very solid quarter and we are pleased with the results. We delivered the highest quarterly revenues in our 33-year history,” said Robert Holster, Chairman and CEO. “Our fundamentals remain strong and in 2008 we foresee sustained growth arising from increased Medicaid spending; continued rapid growth in our Medicaid Managed Care (MCO) business and increased traction from our Program Integrity initiatives.”

As summarized in the following table, earnings before interest, taxes, depreciation and amortization, and share based compensation expense (adjusted EBITDA) was $10.7 million for the quarter ended September 30, 2007, an increase of 119% over the third quarter of 2006. For the nine months ended September 30, 2007, adjusted EBITDA was $29.6 million, an increase of 184.9% over the nine months ended September 30, 2006. Results for the three and nine months ended September 20, 2007 reflect the acquisition of the Benefits Solutions Practice Area (BSPA) of Public Consulting Group, Inc. in September 2006.

Reconciliation of net income to EBITDA and adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,

	2007	2006	2007	2006

Net Income	$4,141	$620	$10,920	$3,460

Income taxes	3,202	248	8,443	2,113
Depreciation and amortization	2,611	3,718	7,414	5,011
Net interest expense (income)	326	(119)	1,361	(1,207)

Earnings before interest, taxes, depreciation and amortization (EBITDA)	10,280	4,467	28,138	9,377
Share-based compensation expense	418	463	1,420	1,035

Adjusted EBITDA	$10,698	$4,930	$29,558	$10,412

HMSY will be hosting its third quarter 2007 results conference call with the investment community on Friday, November 2, 2007 at 10:00 A.M. Eastern Time. The conference call will include listen-only capability for individual investors and interested parties. The conference call number is US/Canada: 1 (877) 272-8639 Int’l/Local Dial-In: (706) 634-1355 Participant Code: 20688907. A slide presentation will accompany the conference call and may be accessed through our website at http://www.hmsholdings.com/news/quarterly_reports.asp.

A conference call replay will be available beginning 11/02/2007 1:00 PM EST through 11/9/2007 11:00 PM EST. To listen to the replay of the call, dial: US/Canada: (800) 642-1687 Int’l/Local Dial-In: (706) 645-9291 Participant Code: 20688907 or visit our website at http://www.hmsholdings.com/news/quarterly_reports.asp.

This press release includes presentations of earnings before interest, taxes, depreciation and amortization (EBITDA) and adjusted EBITDA. Adjusted EBITDA represents EBITDA adjusted for share-based compensation expense. EBITDA is a measure commonly used by the capital markets to value enterprises. Interest, taxes, depreciation and amortization can vary significantly between companies due in part to differences in accounting policies, tax strategies, levels of indebtedness and interest rates. Excluding these items provides insight into the underlying results of operations and facilitates comparisons between HMSY and other companies. EBITDA is also a useful measure of the Company’s ability to service debt and is one of the measures used for determining debt covenant compliance. In addition, because of the varying methodologies for determining share-based compensation expense, and the subjective assumptions involved in those determinations, we believe excluding share-based compensation expense from EBITDA enhances the ability of management and investors to compare our core operating results over multiple periods with those of other companies. Management believes EBITDA and adjusted EBITDA information is useful to investors for these reasons. Both EBITDA and adjusted EBITDA are non-GAAP financial measures and should not be viewed as an alternative to GAAP measures of performance. Management believes the most directly comparable GAAP financial measure is net income and has provided a reconciliation of EBITDA and adjusted EBITDA to net income in this press release.

The HMS Holdings Corp. Form 10-Q for the quarter ended September 30, 2007 will be filed and available on our website www.hmsholdings.com on or about November 8, 2007, and will contain additional information about our results of operations for the fiscal year to date. This press release and the financial statements herein will be available at www.hmsholdings.com for at least a 12-month period. Shareholders and interested investors are also welcome to contact us through our Investor Relations phone number, 212-857-5423. Following the filing of the Form 10-Q, corporate executives will be available to respond to inquiries from shareholders and interested investors.

HMS Holdings Corp. is a national leader in cost containment and program integrity services for government healthcare programs. In 2006, HMS recovered more than $1.0 billion from third parties and other funding sources for its clients, and provided data that assisted them in saving billions more. HMS serves more than 70 Medicaid managed care plans and the Medicaid programs of 40 states. HMS Holdings Corp (NASDAQ: HMSY) is headquartered in New York.

Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, or achievements of HMSY, or industry results, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. The important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, but are not limited to (i) the information being of a preliminary nature and therefore subject to further adjustment; (ii) the uncertainties of litigation; (iii) HMSY’s dependence on significant customers; (iv) changing conditions in the healthcare industry which could simplify the reimbursement process and adversely affect HMSY’s business; (v) government regulatory and political pressures which could reduce the rate of growth of healthcare expenditures and/or discourage the assertion of claims for reimbursement against and delay the ultimate receipt of payment from third party payors; (vi) competitive actions by other companies, including the development by competitors of new or superior services or products or the entry into the market of new competitors; (vii) all the risks inherent in the development, introduction, and implementation of new products and services; and (viii) other risk factors described from time to time in HMSY’s filings with the SEC, including HMSY’s Form 10-K for the year ended December 31, 2006. HMSY assumes no responsibility to update the forward-looking statements contained in this release as a result of new information, future events or otherwise. When/if used in this release, the words “focus”, “believe”, “confident”, “anticipate”, “expected”, “strong”, “potential”, and similar expressions are intended to identify forward-looking statements, and the above described risks inherent therein.

###

HMS HOLDINGS CORP. AND SUBSIDIARIES
Consolidated Statements of Income
(In Thousands, Except Per Share Amounts)
(unaudited)

	Three months ended Sep. 30,		Nine months ended Sep. 30,
	2007	2006	2007	2006

Revenue	$37,684	$21,091	$104,983	$54,319

Cost of services:
Compensation	14,422	8,992	40,882	24,938
Data processing	2,628	1,783	7,110	4,781
Occupancy	2,172	1,606	6,446	4,166
Direct project costs	5,498	3,259	15,843	8,225
Other operating costs	4,141	2,130	10,498	5,432
Amortization of acquisition related software and intangibles	1,154	2,827	3,480	2,827

Total cost of services	30,015	20,597	84,259	50,369

Operating income	7,669	494	20,724	3,950
Interest expense	(492)	(338)	(1,743)	(354)
Interest income	166	457	382	1,561

Income before income taxes	7,343	613	19,363	5,157
Income taxes	3,202	248	8,443	2,113

Income from continuing operations	4,141	365	10,920	3,044
Discontinued operations:
Income from operations	—	255	—	416

Net income	$4,141	$620	$10,920	$3,460

Basic income per share data:
Income per share from continuing operations	$0.17	$0.02	$0.46	$0.14
Income per share from discontinued operations	—	0.01	—	0.02

Net income per basic share	$0.17	$0.03	$0.46	$0.16

Weighted average common shares outstanding, basic	24,028	21,734	23,713	21,220

Diluted income per share data:
Income per share from continuing operations	$0.16	$0.02	$0.42	$0.13
Income per share from discontinued operations	—	0.01	—	0.02

Net income per diluted share	$0.16	$0.03	$0.42	$0.15

Weighted average common shares, diluted	26,254	23,862	26,077	23,287

HMS HOLDINGS CORP. AND SUBSIDIARIES
Consolidated Balance Sheets
(In Thousands, Except Share and Per Share Amounts)
(unaudited)

	September 30, 2007	December 31, 2006

Assets
Current Assets:
Cash and cash equivalents	$6,723	$12,527

Accounts receivable, net allowance of $493 and $512 at September 30, 2007 and December 31, 2006, respectively	39,555	30,930
Prepaid expenses and other current assets, including deferred tax assets of $1,341 and $3,353 at September 30, 2007 and December 31, 2006, respectively	3,475	5,352

	49,753	48,809

Property and equipment, net	14,934	12,160
Goodwill, net	80,242	65,242
Deferred income taxes, net	2,999	3,860
Intangible assets, net	23,181	26,204
Other assets	855	968

Total assets	$171,964	$157,243

Liabilities and Shareholders’ Equity
Current Liabilities:
Accounts payable, accrued expenses and other liabilities	$15,084	$14,285
Amounts due to Public Consulting Group, Inc.	507	1,385
Current portion of long term-debt	6,300	7,875

Total current liabilities	21,891	23,545

Long-term liabilities:
Long-term debt	18,900	23,625
Other liabilities	3,029	3,166

Total long-term liabilities	21,929	26,791

Total liabilities	43,820	50,336

Commitments and contingencies
Shareholders’ Equity:

Preferred Stock - $ .01 par value; 5,000,000 shares authorized; none issued	—	—
Common Stock - $ .01 par value; 45,000,000 shares authorized;
25,920,977 shares issued and 24,258,131 shares outstanding at September 30, 2007;
25,027,865 shares issued and 23,365,019 shares outstanding at December 31, 2006	259	250
Capital in excess of par value	121,235	110,876
Retained earnings	16,151	5,231

Treasury stock, at cost; 1,662,846 shares at September 30, 2007 and December 31, 2006	(9,397)	(9,397)
Accumulated other comprehensive loss	(104)	(53)

Total Shareholders’ Equity	128,144	106,907

Total liabilities and shareholders’ equity	$171,964	$157,243

HMS HOLDINGS CORP. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
For the Nine-month Periods ended September 30, 2007 and 2006
(in Thousands)
(unaudited)

	Nine months ended September 30,
	2007	2006

Operating activities:
Net income	$10,920	$3,460
Adjustments to reconcile net income to net cash provided by operating activities:
Income from discontinued operations	—	(416)
Loss on disposal of fixed assets	80	7
Depreciation and amortization	7,698	5,027
Share-based compensation expense	1,420	1,035
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	(8,625)	20
Decrease in prepaid expenses and other current assets	(135)	(79)
Decrease in deferred tax asset	2,873	2,135
Increase in other assets	(171)	(17)
Decrease in accounts payable, accrued expenses and other liabilities	(267)	(3,335)

Net cash provided by operating activities	13,793	7,837

Investing activities:
Purchases of short-term investments	—	(59,450)
Sales of short-term investments	—	96,950
Accordis note receivable	—	5,360
Purchases of property and equipment	(6,772)	(1,937)
Acquisition of BSPA	(15,000)	(80,838)
Investment in software	(473)	(938)

Net cash used in investing activities	(22,245)	(40,853)

Financing activities:
Proceeds from exercise of stock options	3,840	2,495
Proceeds from long-term debt	—	40,000
Repayment of long-term debt	(6,300)	(6,000)
Deferred financing costs	—	(936)
Tax benefit of disqualifying dispositions	5,108	—

Net cash provided by financing activities	2,648	35,559

Net (decrease) increase in cash and cash equivalents	(5,804)	2,543

Cash provided by discontinued operations:
Cash provided by operating activities	—	416

Net cash provided by discontinued operations	—	416
Cash and cash equivalents at beginning of period	12,527	3,641

Cash and cash equivalents at end of period	$6,723	$6,600

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$47	$304

Cash paid for interest	1,458	—

Supplemental disclosure of noncash investing activities:
Common stock issued in connection with BSPA acquisition	$—	$24,410